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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 12, 2010

TYCO ELECTRONICS LTD.
(Exact Name of Registrant as Specified in its Charter)

Switzerland (Jurisdiction of Incorporation)	98-0518048 (IRS Employer Identification Number)
001-33260 (Commission File Number)

Rheinstrasse 20
CH-8200 Schaffhausen
Switzerland
(Address of Principal Executive Offices, including Zip Code)

+41 (0)52 633 66 61
(Registrant's Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement

        On July 12, 2010, Tyco Electronics Ltd., a Swiss corporation (the "Company"), and the Company's indirect wholly-owned subsidiary, Tyco Electronics Minnesota, Inc., a Minnesota corporation (the "Purchaser"), entered into an Agreement and Plan of Merger (the "Merger Agreement") with ADC Telecommunications, Inc., a Minnesota corporation ("ADC"). Pursuant to the Merger Agreement, the Company and the Purchaser will commence a tender offer (the "Offer") to purchase all of the issued and outstanding shares of ADC common stock at a purchase price of $12.75 per share in cash followed by a merger of the Purchaser with and into ADC (the "Merger"). Under the Merger Agreement, all of the directors and executive officers of ADC have confirmed their intention to tender all shares held by them into the Offer.

        The transactions are expected to be completed during the fourth calendar quarter 2010. The consummation of the Offer and Merger are subject to various closing conditions including the tender of a majority of ADC shares, the expiration of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, or other applicable antitrust laws, and other customary conditions. The Merger Agreement also includes customary termination provisions for both ADC and the Company and provides that, in connection with the termination of the Merger Agreement under specified circumstances, ADC will be required to pay the Company a termination fee of $38,000,000.

        A copy of the Merger Agreement is filed herewith as Exhibit 2.1 and incorporated by reference herein. The description of certain terms of the Merger Agreement set forth herein does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement. The representations, warranties and covenants contained in the Merger Agreement were made only for the purposes of such agreement and as of specified dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. In addition, the assertions embodied in the representations and warranties contained in the Merger Agreement are qualified by information in a confidential disclosure schedule that the parties have exchanged, which has been omitted pursuant to Item 601(b)(2) of Regulation S-K. Accordingly, investors should not rely on the representations and warranties as characterizations of the actual state of facts.

Important Additional Information Will Be Filed with the Securities and Exchange Commission

        This current report is for informational purposes only and does not constitute an offer to purchase or a solicitation of an offer to sell ADC common stock. The solicitation and offer to buy ADC common stock will only be made pursuant to an offer to purchase and related materials. Investors and security holders are urged to read these materials carefully when they become available since they will contain important information, including the terms and conditions of the offer. The offer to purchase and related materials will be filed by the Company and the Purchaser with the Securities and Exchange Commission ("SEC"), and investors and security holders may obtain a free copy of these materials (when available) and other documents filed by the Company and the Purchaser with the SEC at the website maintained by the SEC at www.sec.gov. The offer to purchase and related materials may also be obtained (when available) for free by contacting Keith Kolstrom, Investor Relations Director, Tyco Electronics, at 610-893-9551.

Item 2.02.    Results of Operations and Financial Condition

        As noted in Item 7.01 below, on July 13, 2010, the Company and ADC issued a joint press release in which, among other things, the Company announced certain preliminary results for its fiscal third quarter ended June 25, 2010. A copy of the press release is furnished as Exhibit 99.1 to this report and incorporated by reference in this Item 2.02.

Item 7.01    Regulation FD Disclosure

        On July 13, 2010, the Company and ADC issued a joint press release announcing entry into a definitive agreement to acquire ADC. A copy of the joint press release is furnished as Exhibit 99.1 to this report and incorporated by reference in this Item 7.01. The Company will hold a conference call and webcast today at 11:00 a.m. EDT (see information in the press release attached hereto as Exhibit 99.1 under "Conference Call and Webcast"). A copy of the presentation to be discussed at the conference call and webcast is being furnished pursuant to Regulation FD as Exhibit 99.2 and is incorporated by reference in this Item 7.01, and the presentation also can be accessed at the "Investors" section of the Company's website (www.tycoelectronics.com).

Item 9.01.    Financial Statements and Exhibits

  (d)
  Exhibits

Exhibit No.	Description
2.1	Agreement and Plan of Merger dated as of July 12, 2010 among ADC Telecommunications, Inc., Tyco Electronics Ltd. and Tyco Electronics Minnesota, Inc.
99.1	Press release issued July 13, 2010.
99.2	Presentation dated July 13, 2010.

 SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TYCO ELECTRONICS LTD. (Registrant)
By:	/s/ Terrence R. Curtin Terrence R. Curtin Executive Vice President and Chief Financial Officer

Date: July 13, 2010

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  Item 1.01 Entry into a Material Definitive Agreement
  Item 2.02. Results of Operations and Financial Condition
  Item 7.01 Regulation FD Disclosure
  Item 9.01. Financial Statements and Exhibits
SIGNATURES